UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 18, 2012

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On June 18, 2012, American Realty Capital Properties, Inc. (the “Company”) issued a press release announcing the closing of its previously announced underwritten public offering of 3,250,000 shares of the Company’s common stock, par value $0.01 per share at a price of $10.00 per share (before underwriting discounts and commissions).

Robert W. Baird & Co. Incorporated, Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS), and JMP Securities LLC acted as representatives of the several underwriters and joint book-running managers of the offering. Maxim Group LLC and National Securities Corporation acted as co-managers for the offering.

The Company has also granted the underwriters a 30-day option to purchase up to an additional 487,500 shares of common stock at the initial offering price, less underwriting discounts and commissions. The net proceeds to the Company from the offering were approximately $30,712,500, after deducting underwriting discounts and commissions, assuming no exercise by the underwriters of their option to purchase additional shares of common stock.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release of American Realty Capital Properties, Inc., dated June 18, 2012, announcing the closing of its underwritten public offering of 3,250,000 shares of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

June 18, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors